EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PRITCHETT, SILER & HARDY, P.C.

CERTIFIED PUBLIC ACCOUNTANTS

A PROFESSIONAL CORPORATION

1438 N. HIGHWAY 89 STE. 130

FARMINGTON, UTAH 84025

Office (801) 447-9572 FAX (801) 447-9578

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Rich Cigars, Inc.

3001 North Rocky Point East, Suite 200, Tampa, FL

As independent registered public accountants, we hereby consent to the use of our report dated March 30, 2017, with respect to the December 31, 2016 and 2015 financial statements of Rich Cigars, Inc., in its registration statement on Post-Effective Amendment No. 1 to Form S-1. We also consent to the reference of our firm under the caption “experts” in the registration statement.

/s/ Pritchett, Siler & Hardy, P.C.

Pritchett, Siler & Hardy, P.C.
Farmington, Utah
July 20, 2017